Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL, INC.                      05-0346412    1,041,762,788
BANK OF AMERICA SECURITIES LLC              56-2058405      825,683,749
DEUTSCHE BANK SECURITIES, INC.              13-2730328      792,992,501
MORGAN STANLEY CO INCORPORATED              13-2665598      703,718,092
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      666,658,280
JPMORGAN CHASE & CO.                        13-3224016      482,901,064
RBS SECURITIES, INC.                        13-3272275      398,543,723
CITIGROUP INC.                              52-1568099      329,937,351
BNP PARIBAS SECURITIES CORP.		    13-3235334      312,181,730
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166      294,969,837






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL, INC.                      05-0346412       46,194,398
BANK OF AMERICA SECURITIES LLC              56-2058405       21,204,267
DEUTSCHE BANK SECURITIES, INC.              13-2730328       17,084,028
MORGAN STANLEY CO INCORPORATED              13-2665598       14,063,536
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        6,296,316
JPMORGAN CHASE & CO.                        13-3224016       39,615,876
RBS SECURITIES, INC.                        13-3272275           92,531
CITIGROUP INC.                              52-1568099        7,335,844
BNP PARIBAS SECURITIES CORP.		    13-3235334        1,897,794
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166       11,003,797




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    6,976,764,679 D. Total Sales: 208,298,397

                               SCREEN NUMBER : 12